                                                                  EXHIBIT 10.20

                 THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK
                    AND SHOULD BE CONSIDERED ONLY BY PERSONS
               WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT


                          SECURITIES PURCHASE AGREEMENT

    THIS AGREEMENT is dated as of the 29 day of June, 1995, by and between HEARx LTD., a Delaware corporation (the "Company") and KEW CAPITAL CORPORATION LTD. (the "Investor").

                                   WITNESSETH:

    WHEREAS, in reliance upon the respective representations and warranties of the Company and the Investor, and the terms and conditions hereinafter set forth, the Investor desires to purchase from the Company, and the Company is willing to sell to the Investor, the number of shares (the "Shares") of the Company's common stock, par value $.10 per share ("Common Stock"), as is set forth on the signature page of this Agreement at a purchase price in the amount of Seventy-Seven Cents ($.77) per Share, subject to adjustment as set forth in Paragraph 1(b) below.

    NOW, THEREFORE, in consideration of the premises and the respective covenants hereinafter set forth, the Company and the Investor hereby agree as follows:

    1.   SALE AND PURCHASE OF SECURITIES.

         (a) The Company is hereby offering for sale up to a maximum of 3,000,000 shares of its Common Stock. The Company hereby agrees to sell to the Investor and the Investor hereby agrees to purchase from the Company the number of Shares set forth on the signature page of this Agreement for the purchase price as set forth above. Such sale and purchase shall take place upon payment of the purchase price for the Shares in United States Dollars by cashiers check or certified check or electronic transfer of funds to the Company, or at Company's written instruction.

         (b) The Company agrees to deliver additional Shares to the Investor if the average of the closing high bid price per share of common stock for the forty (40) trading days after the date of original issuance of the Shares based on reports produced by the National Quotation Bureau (herein the "Post Issuance Average Price") shall be less $1.286. In the event that additional shares are required to be issued hereunder, and the number of additional Shares to be issued is not a whole number, then the number of additional Shares to be issued will be rounded to the nearest whole number. (By way of example only, if the Post Issuance Average Price were $1.00, then additional Shares would be required to be issued to make up the difference. Under the example, if the original number of Shares purchased is 750,000, then the additional Shares to be issued would be 214,500, calculated as follows: 750,000 x $1.286 = $964,500; less 750,000 x $1.00 = $750,000; for a difference of
             $214,500; divided by the Post Issuance Average Price of $1.00 = 214,500 additional Shares.)

    2. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR. The Investor hereby represents and warrants to the Company as follows:

         (a) The Investor has received copies of the following documents of the
             Company: its Form 10-K for the year ended December 30, 1994, as amended on Form 10-K/A, both as filed with the United States Securities and Exchange Commission (the "Commission") and its quarterly report on Form 10-Q for the quarter ended March 31, 1995, and all subsequent Forms 8-K that may have been filed by the Company with the Commission (all of the foregoing are collectively called the "Disclosure Documents"), and the Investor has carefully reviewed the Disclosure Documents and this Agreement.

         (b) The Investor has the full right, power and authority to enter into this Agreement and to carry out and consummate the transactions contemplated herein. This Agreement constitutes the legal, valid and binding obligation of the Investor enforceable in accordance with its terms.

         (c) The Investor is acquiring the Shares for its own account and risk, and no other person has any interest in or participation in the Shares or any right, option, security interest, pledge or other interest in or to the Shares. The Investor understands and agrees that it must bear the economic risk of its investment in the Shares for an indefinite period of time. The Shares have not been registered under the Securities Act of 1933, as amended (the "Act"). The Shares may not be offered or sold, directly or indirectly, in the United States or to any natural person who is a resident of the United States or to any other U.S. Person, as defined in Rule 902(o) of Regulation S of the Securities and Exchange Commission under the Act ("Regulation S"), or for the account or benefit of any U.S. Person unless registered or exempt from registration under the Act and any applicable state securities or blue sky laws (the "State Acts").

         (d) The Investor is not a U.S. Person, and is not acquiring the Shares, directly or indirectly, for the account or benefit of any U.S. Person in violation of Regulation S pursuant to which regulation these shares are intended to be sold.

         (e) The Investor agrees to dispose of or encumber its Shares only if
             (i) the Shares are duly registered under the Act and all applicable State Acts, or (ii) such disposition or encumbrance has an exemption from registration under the Act, including any exemption from the registration requirement of the Act which may be available pursuant to Regulation S, and all applicable State Acts.

         (f) This Agreement has not been executed or delivered by the Investor in the United States, and neither the Investor nor any person acting on behalf of the Investor engaged directly or indirectly in any negotiations with respect to this Agreement in the United States.

         (g) The offer and sale of the Shares was made in an "offshore transaction" as defined under Rule 902(i) of Regulation S. Investor understands that an "offshore transaction" as defined under Regulation S is any offer or sale not made to a person in the United States, and either (A) at the time the buy order is originated, the purchaser is outside the United States, or the seller and any person acting on its behalf reasonably believe that the purchaser is outside the United States; or (B) the transaction is executed in, or on or through the facilities of a "designated offshore securities market," and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a purchaser in the United States. The Investor understands that clause (B) of this Paragraph 2(g) does not apply to the Shares or this Agreement.

         (h) Neither the Investor nor any affiliate of the Investor or any person acting on their behalf, has made or is aware of any "directed selling efforts" in the United States, which is defined in Regulation S to be any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the securities being purchased hereby.

         (i) The Investor understands that the Company is the issuer of the securities which are the subject of this Agreement, and that, for purposes of Regulation S, a "distributor" is any underwriter, dealer or other person who participates, pursuant to a contractual arrangement, in the distribution of securities offered or sold in reliance on Regulation S and that an "affiliate" is any partner, officer, director or any person directly or indirectly controlling, controlled by or under common control with the person in question. In this regard, the Investor shall not, during the 40-day restricted period set forth under Rule 903(c)(2), as a distributor, either directly or through any affiliate, nor shall he sell, transfer, hypothecate or otherwise convey the stock or interest therein, other than outside the United States to a non-U.S. person.

         (j) Except as set forth in the Disclosure Documents, no representations or warranties have been made to the Investor by the Company, the officers or directors of the Company, or any agent, employee or affiliate of any of them, and in entering into this transaction the Investor is not relying upon any information, other than that contained in the Disclosure Documents, and the results of its own independent investigation.

         (k) If the Investor is a corporation or trust or other entity, the officer or trustee or other person executing this Agreement represents and warrants that he is authorized to so sign; that the entity is authorized by the governing documents of the entity as the case may be, to make this investment;

         (l) Investor acknowledges that the certificates representing the Shares will bear a legend in substantially the following form:

    "THESE SHARES HAVE BEEN ISSUED PURSUANT TO REGULATION S AS AN EXEMPTION TO THE REGISTRATION PROVISIONS UNDER SECURITIES ACT OF 1933, AS AMENDED. FOR A 40-DAY RESTRICTED PERIOD AFTER THE DATE OF ISSUANCE OF THE SHARES, THESE SHARES CANNOT BE TRANSFERRED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED IN RULE 902(O) OF REGULATION S) EXCEPT UPON REGISTRATION OF THE SHARES UNDER SAID ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION."

         (m) The Investor understands that the offer and sale of the Shares is being made only by means of this Agreement. In deciding to subscribe for Shares, the Investor has not considered any information other than that contained in this Agreement and the Disclosure Documents. In particular, the Investor understands that the Company has not authorized the use of, and the Investor confirms that it is not relying upon, any other information, written or oral, other than material contained in this Agreement and the Disclosure Documents. The Investor is aware that the purchase of the Shares involves a high degree of risk and that the Investor may sustain, and has the financial ability to sustain, the loss of its entire investment. The Investor has had the opportunity to ask questions of, and receive answers from, the Company's management regarding the Company.

         (n) The Investor acknowledges and understands that the Company will be paying a fee to the parties who have assisted it in placing the Shares equal to eight percent (8%) of the gross consideration received by the Company from the sale of the Shares and an amount of shares of the Company's Common Stock equal to eight percent (8%) of the number of Shares sold to Investors in this offering.

    3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Investor as follows:

         (a) The Company has been duly organized, is validly existing and is in good standing under the laws of the State of Delaware.

         (b) This Agreement and the issuance of Shares have been duly authorized by the Company and such securities will be issued to the Investor pursuant to all corporate action necessary for such issuance.

         (c) The Company has all the requisite corporate power and authority to enter into and perform its obligations under this Agreement.

         (d) The Shares when issued upon payment of the purchase price as provided for in this Agreement, will be validly issued, fully paid and nonassessable and free from preemptive rights or rights of first refusal held by any person.

         (e) The Company is a "Reporting Issuer" as defined under Rule 902(l) of Regulation S, its Common Stock is registered pursuant to
             Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and it has filed all the material required to be filed pursuant to Section 13(a) or 15(d) of the Exchange Act for a period of at least twelve months immediately preceding the offering of the Shares.

         (f) Neither the execution or delivery of this Agreement or the performance by the Company of the transactions contemplated herein violate any provision of law applicable to the Company or conflict with or result in a breach or termination of any provision of, or constitute a default, or will result in the creation of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to or under any corporate charter, by-laws, mortgage, deed of trust, indenture or other agreement or instrument, or any other judgment, decree, statute, regulation or any other restriction of any kind or character to which the Company is party or by which any of the assets of the Company may be bound with or without the giving of notice, the passage of time or both, except with respect to applicable laws affecting creditors rights.

         (g) Neither the Company nor, to the Company's knowledge, any affiliate or person acting on behalf of the Company, has made any "directed selling efforts," as that term is defined in Rule 902(b) of Regulation S with respect to the sale of the Shares.

         (h) No stop order or other similar order or decree preventing the offering of the Shares, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Act has been issued and no proceeding for that purpose have been commenced or are pending or, to the knowledge of the Company, are contemplated.

         (i) The Disclosure Documents contain all the information specified in, and meeting the requirements of Rule 144A(d)(4) of the Act and do not, and any amendment or supplement thereto, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

         (j) The authorized, issued and outstanding capital stock and other securities of the Company conform in all respects to the descriptions thereof in the Disclosure Documents. The shares of authorized, issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive or similar rights. There are no material agreements relating to the capital stock of the Company except as described in the Disclosure Documents.

         (k) Except as described in the Disclosure Documents, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock or other equity interest in any of the Company's subsidiaries, if any.

         (l) All tax returns required to be filed by the Company in all jurisdictions have been so filed, with the exception of such tax returns where the lack of filing would not have a material adverse effect on the business, properties, prospects, net worth or results of operations of the Company or its subsidiaries. All material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest. The Company does not know of any material proposed additional tax assessments against it or any of its subsidiaries.

         (m) The Company and each of its subsidiaries, if any, are duly registered or qualified as foreign corporations to conduct their respective businesses, and are in good standing, in each jurisdiction where such qualification is required by reason of the owning or leasing of property or the conducting of business, with the exception of such jurisdictions where the lack of registration or qualification would not have a material adverse effect on the business, properties, prospects, net worth or results of operations of the Company or its subsidiaries. The Company and each of its subsidiaries, if any, are in compliance with all material local, state and federal laws, ordinances and regulations (including environmental laws) applicable to their properties (whether owned or leased) and their businesses, with the exception of violations of such laws, ordinances and regulations which would not have a material adverse effect on the business, properties, prospects, net worth or results of operations of the Company or its subsidiaries.

         (n) There is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending, threatened or, to the knowledge of the Company, contemplated to which the Company or any of its subsidiaries is or may be a party or to which the business or property of the Company or any of its Subsidiaries is or may be subject and (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been proposed by any governmental body, in the case of clauses
             (i) and (ii) above, that is not disclosed in the Disclosure Documents and which might have a material adverse effect on the Company, any of its subsidiaries, the property of the Company or any of its subsidiaries, the issuance of the Shares or the consummation of any of the transactions contemplated by this Agreement. There is no material contract or document concerning the Company or any of its subsidiaries that is not described in the Disclosure Document. No injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction has been issued that would prevent the issuance of the Shares.

         (o) The Company and each of its subsidiaries, if any, possess or has filed for such certificates, authorities, licenses or permits issued by the appropriate local, state, federal or foreign regulatory agencies or bodies as are material to, or legally required for, the operation of their respective businesses. Neither the Company nor any of its subsidiaries, if any, has received any notice of proceedings regulating to, or has reason to believe that any governmental body or agency is considering, limiting, suspending, modifying or revoking any such certificate, authority, license or permit.

         (p) No consent, approval, authorization, license or other order of any regulatory body, administrative agency, or other governmental body within the United States is legally required for the valid issuance and sale of the Shares and the consummation of the transactions contemplated by this Agreement. No consents or waivers from any person are required to consummate the transactions contemplated by this Agreement, other than such consents and waivers as have been obtained.

         (q) The Company has not taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

         (r) Subsequent to dates as of which information is given in the Disclosure Documents, except as disclosed therein: (i) neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material, individually or in the aggregate, to the business of the Company and its subsidiaries, taken as a whole; (ii) there has not been any decrease in the capital stock of the Company or any increase in long-term indebtedness to meet working capital requirements or any material increase in short-term indebtedness of the Company or any of its subsidiaries (other than sales of the Company's securities in the private placement of up to $1.5 million which is described in the Disclosure Documents and such decreases or increases as are in the ordinary course of business) or any payment of or declaration to pay any dividends or any other distribution with respect to the Company's capital stock and
             (iii) there has not been any material adverse change in the condition (financial or other), business, properties, prospects, net worth or results of operations of the Company or its subsidiaries.

         (s) Neither the Company nor any of its subsidiaries is involved in any material labor dispute nor, to the knowledge of the Company, is any such dispute threatened.

         (t) Except as disclosed in the Disclosure Documents, no person or entity is entitled, through contract or otherwise, to request or demand the registration of any shares of the Company's capital stock. In addition, except as contemplated by this Agreement or as disclosed in the Disclosure Documents, no person or entity is entitled, through contract or otherwise, directly or indirectly
             (i) to acquire any shares of the Company's capital stock from the Company or (ii) to register, offer, sell, contract to sell, hypothecate, pledge, or otherwise dispose of, any shares of the Company's capital stock or any securities convertible into or exercisable or exchangeable for such capital stock.

         (u) The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         (v) Assuming (i) that the Investor representations and warranties in
             Section 2 are true, and (ii) that the Investor acquired the Shares in an offshore transaction and the Investor is not a "U.S. Person" (within the meaning of Regulation S under the Act), the purchase and sale of the Shares pursuant hereto is exempt from the registration requirements of the Act.

         (w) No officer, director or 5% or more shareholder of the Company has been:

             i) Convicted within the preceding ten years of any felony or misdemeanor in connection with the offer, purchase or sale of any security or commodity involving the making of a false filing with the Commission.

             ii) Subject to any order, judgment or decree of any court of competent jurisdiction temporarily or preliminary enjoining or restraining, or subject to any order, judgment or decree of any court of competent jurisdiction, entered within the preceding five years, permanently enjoining or restraining such person from engaging in or continuing any conduct or practice in connection with the purchase or sale of any security or commodity or involving the making or a false filing with the Commission or any state, or arising out of the conduct of the business of any underwriter, broker, dealer, municipal securities dealer or investment advisor.

             iii)    Subject to an order of the Commission entered pursuant to
                     Section 15(b), 15B(a) or 15B(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); or subject to an order or the Commission entered pursuant to
                     Section 203(e) or (f) of the Investment Advisers Act of
                     1940.

             iv) Suspended or expelled from membership in, or suspended or barred from association with a member of, an exchange registered as a national securities exchange pursuant to
                     Section 6 of the Exchange Act, as association registered as a national securities association under Section 15A of the Exchange Act or a Canadian securities exchange or association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade.

             v) Filed a registration statement which is the subject of a currently effective registration stop order entered pursuant to the Act or any State Act within the preceding five years.

             vi) Subject to any state's administrative enforcement order or judgment which prohibits, denies or revokes the use of any exemption from registration in connection with the offer, purchase or sale of securities.

    4. NOTICE. Any notice under the provisions of this Agreement shall be given in writing and by hand, overnight courier or messenger service, against signed receipt or acknowledgment of receipt, registered or certified mail, return receipt requested, or telecopier or similar means of communication if receipt is confirmed or if transmission is confirmed by mail as provided in this Paragraph 4, to the Investor at its address or telecopier number set forth on the signature page of this Agreement or to the Company at 471 Spencer Drive, West Palm Beach, Florida 33409. Any party may, by like notice, change the address to which notice should be given.

    5.   MISCELLANEOUS.

         (a) This Agreement constitutes the entire agreement and understanding of the parties, superseding any and all prior written and prior and contemporaneous oral agreements, understandings and letters of intent, and may not be modified or amended nor may any right be waived except by a writing which expressly refers to this Agreement, states that it is a modification, amendment or waiver and is signed by both parties in the case of a modification or amendment or the party to be charged in the case of a waiver. No course of conduct or dealing and no trade custom or usage shall be construed to modify or amend any of the provisions of this Agreement. The failure of any of the parties to this Agreement to enforce any provision of this Agreement on any occasion shall not be deemed to be a waiver of any preceding or succeeding breach of such provision or of any other provision.

         (b) The various representations, warranties, covenants and agreements set forth in this Agreement shall survive the issuance and delivery of the Shares for a period of one year therefrom.

         (c) This Agreement, and the respective rights, duties and obligations of the parties pursuant to this Agreement, shall be governed and construed in accordance with the laws of the State of Florida applicable to agreements executed and to be performed wholly within such State. Each of the parties hereby (i) irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement shall be brought exclusively in any Federal or State court in the County of Palm Beach, State of Florida, and (ii) by execution and delivery of this Agreement, irrevocably submits to and accepts, with respect to its properties and assets, generally and unconditionally, the jurisdiction of the aforesaid courts.

         (d) This Agreement shall bind and inure to the benefit of the parties, and their respective executors, administrators, successors and assigns.

         (e) If any provision of this Agreement is found to be void or unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement, shall, nevertheless, be binding upon the parties with the same force and effect as though the unenforceable part has been severed and deleted.

         (f) Each of the parties to this Agreement shall execute and deliver to the other party, without charge to the other party, any further instruments and documents and take such other action as may be requested by the other party in order to provide for the other party the benefits of this Agreement.

         (g) The headings contained in this Agreement are for the convenience of the parties and for reference only, are not considered a part of this Agreement and in no way shall modify, amplify or otherwise affect the construction or enforcement of this Agreement.

         (h) All references to the masculine, feminine and neuter genders shall include the other genders, the singular shall include the plural, and the plural shall include the singular.

         (i) This Agreement may be executed in one or more counterparts, all of which shall be deemed to be duplicate originals.

IN WITNESS WHEREOF, the parties have executed this Agreement,

Number of Shares                  KEW CAPITAL CORPORATION LTD.
subscribed for:  780,000          Name of Investor

Purchase Price
of Shares
subscribed for
U.S.$0.77 each                    By: /s
                                      -----------------------------------------
                                      (Signature)

                                      Title, if applicable Director
                                                           --------
Address:     P.O. Box 116
             Road Town, Tortola, British Virgin Islands
             ------------------------------------------

Country in which this Agreement is executed by Investor: British Virgin Islands
                                                         ----------------------

Telecopier Number:  809 494 3041
                    ------------

Social Security No. or Tax I.D. No. (if applicable):  N.A.
                                                      ----

Accepted this       day of            , 1995

HEARx LTD.

By:
    -----------------------------------